UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 13, 2005

Hillenbrand Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	1-6651	35-1160484
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

700 State Route 46 East, Batesville, Indiana		47006-8835
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(812) 934-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December 13, 2005, the Audit Committee of the Board of Directors concluded, after consultation with management of the Company and a review of the pertinent facts, that the previously issued financial statements contained in the Company's Annual Reports on Form 10-K for the fiscal years ended September 30, 2003 and 2004 should not be relied upon because of errors in those financial statements related to the accounting for the divestitures of its piped-medical gas and infant care businesses. In addition, the fiscal 2005 and 2004 financial statements contained in the Company's quarterly reports on Form 10-Q for the periods ended December 31, 2004, March 31, 2005 and June 30, 2005, as previously filed, should also not be relied upon. The Company has determined that it is necessary to restate its financial statements included in its Annual Reports on Form 10-K for the fiscal years ended September 30, 2003 and 2004 and its interim financial statements for fiscal 2004 and 2005.

This determination is in addition to the Company's previous decision to restate the financial statements included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2004, as disclosed in a Form 8-K filing made on November 22, 2005. This latest determination relates to the originally recorded impairment loss on the divestitures of Hill-Rom's piped-medical gas and infant care businesses recognized in the fourth quarter of fiscal 2003 and the effect of the dispositions recognized upon the closing of the transactions in fiscal 2004. The effects of this restatement will be included in the previously announced amendment of the Annual Report on Form 10-K for 2004, and the impacts on our quarterly reports on Form 10-Q will also be covered by the originally planned amendments of the three quarterly reports for fiscal 2005 on Form 10-Q. The Company expects to file its report on Form 10-K/A for the fiscal year ended September 30, 2004, which will also cover the 2003 fiscal year, in the near term, but prior to the filing of our fiscal 2005 Annual Report on Form 10-K, with fiscal year 2005 Form 10-Q/A filings to follow.

The restatements referred to above are the result of errors in the Company's allocation of goodwill to Hill-Rom's piped-medical gas and infant care businesses for purposes of determining both the impairment loss recognized in the fourth quarter of fiscal 2003 and the effect of the dispositions recognized upon the closing of the transactions in fiscal 2004. Statement of Financial Accounting Standards No. 142 ("SFAS 142"), Goodwill and Other Intangible Assets, requires that all goodwill acquired in a business combination be assigned to one or more reporting units. Upon adopting SFAS 142 in fiscal 2002, the net assets of Hill-Rom's piped-medical gas and infant care businesses were included in the Hill-Rom reporting unit. When a portion of a reporting unit that constitutes a business is sold, SFAS 142 requires that the amount of goodwill associated with that business be determined based on the relative fair values of the business to be sold versus the portion of the reporting unit to be retained. SFAS 142 further provides, however, that if a business to be disposed of was never integrated into the reporting unit after its acquisition, the current carrying amount of acquired goodwill should be included in the carrying amount of the business to be disposed of.

When the Company reached definitive agreements in the fourth quarter of fiscal 2003 to sell Hill-Rom's piped-medical gas and infant care businesses, the Company incorrectly conducted a SFAS 142 impairment assessment for these businesses as if they were non-integrated, separate, stand-alone entities for which we concluded that the benefits of the acquired goodwill associated with these businesses had not been realized, and would not be realized in the future. This impairment assessment included all the original non-amortized goodwill associated with the acquisition of the businesses, other than a portion pertaining to a retained business, which led to the recognition of an impairment loss of $50 million ($51 million, net-of-tax) in the fourth quarter of fiscal 2003. No impairment loss should have been recorded based on the fair value of the entire reporting unit that included the disposed businesses.

Had the Company appropriately applied the provisions of SFAS 142 and allocated goodwill to the disposed businesses based on their relative fair values compared to the fair value of the reporting unit, the carrying amounts of the disposed businesses would have been lower and no impairment loss would have been recorded. Further, the Company would have recognized gains on the divestitures of both businesses in fiscal 2004 of a combined $18.3 million, net-of-tax.

This latest income statement restatement, as with the previously announced restatement, relates solely to income from discontinued operations in 2004 and 2003. Our balance sheets as of September 30, 2004 and 2003 and all interim periods within fiscal 2004 and 2005 will be restated to reflect $69.3 million of additional goodwill. The restatements of the income statements included in the fiscal 2005 Forms 10-Q will relate only to the 2004 amounts included in such filings. The overall estimated impact of the necessary corrections in fiscal 2003 would be to eliminate the loss from discontinued operations, resulting in the recognition of income from discontinued operations, and increase net income by $51.0 million, or $0.82 per diluted share. In fiscal 2004, the Company will now report gains on the divestitures, increasing income from discontinued operations and net income by $18.3 million ($0.29 per diluted share). This is in addition to the $15.3 million, or $0.24 per diluted share, being recognized in fiscal 2004 resulting from the earlier announced restatement related to the understatement of income tax benefits associated with discontinued operations. These effects are subject to the completion of audit procedures by PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm.

In addition to the financial statement impacts of this restatement, management acknowledges the implications of these errors on the effectiveness of the Company's internal control over financial reporting. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. As of September 30, 2003 and 2004, the Company did not maintain effective controls over the accuracy of its accounting for goodwill. Specifically, the Company's controls did not prevent or detect the improper assignment of goodwill to the businesses to be disposed of when that goodwill should have been retained at the reporting unit level. This control deficiency will result in the restatement of the Company's fiscal 2003 and 2004 annual consolidated financial statements and quarterly consolidated financial statements for fiscal 2004 and 2005. Additionally, this control deficiency could result in a misstatement of goodwill and impairment losses attributable to business dispositions that would result in a material misstatement to annual or interim financial statements that would not be prevented or detected. Accordingly, management determined that this control deficiency constitutes a material weakness. The Company will report this material weakness in its Form 10-K/A for the year ended September 30, 2004.

The Company has not completed its assessment of internal control over financial reporting as of September 30, 2005.

The Audit Committee of the Board of Directors and Company management have discussed the decision to restate the Company's fiscal 2003 and 2004 consolidated financial statements, and the fiscal 2004 and 2005 financial information contained in its three related quarterly reports for fiscal 2005, with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm.

On December 14, 2005, the Company issued a press release announcing its intent to restate its financial statements for the fiscal years ended September 30, 2003 and 2004, and the fiscal 2004 and 2005 financial information contained in its three related quarterly reports for fiscal 2005, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On December 14, 2005, the Company filed for an automatic extension for the filing of its fiscal 2005 Annual Report on Form 10-K. This announcement is more fully described in the press release filed as Exhibit 99.1 to this Current Report on Form 8-K. The contents of such Exhibit are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press release dated December 14, 2005 announcing a delay in the Company's filing of its fiscal 2005 Annual Report on Form 10-K and its intent to restate its fiscal 2003 and 2004 consolidated financial statements and the fiscal 2004 and 2005 financial information contained in its three related quarterly reports for fiscal 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hillenbrand Industries, Inc.

December 16, 2005	By:	Gregory N. Miller

Name: Gregory N. Miller
Title: Senior Vice President and Chief Financial Officer

Hillenbrand Industries, Inc.

December 16, 2005	By:	Richard G. Keller

Name: Richard G. Keller
Title: Vice President - Controller and Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated December 14, 2005 announcing a delay in the Company's filing of its fiscal 2005 Annual Report on Form 10-K and its intent to restate its fiscal 2003 and 2004 consolidated financial statements and the fiscal 2004 and 2005 financial information contained in its three related quarterly reports for fiscal 2005.